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December 22, 1997                                              EXHIBIT 5.1


The Board of Directors
Pacific Biometrics, Inc.
1370 Reynolds Avenue
Irvine, CA 92614

Ladies and Gentlemen:

     We are acting as counsel to Pacific Biometrics, Inc., a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to Form SB-2 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder (Commission File No. 333-11551), relating to the registration of 1,700,000 Redeemable Common Stock Purchase Warrants (the "Warrants") of the Company and 1,700,000 shares (the "Shares") of Common Stock, par value $0.1 per share, of the Company issuable upon exercise of the Warrants.

     As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings of the Company in connection with the authorization of the Warrants and the Shares and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise of the Warrants in accordance with the terms of the Warrants against payment of the exercise price therefor, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,
                                        /s/ PROSKAUER ROSE LLP

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